Exhibit 99.2

Information About Our Non-GAAP Financial Measures

Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles (we refer to such measures as “non-GAAP financial measures”). In the press release included in this current report on Form 8-K, we provide information on “pro forma net income” and the related “pro forma earnings per share” (or “pro forma EPS”), each of which is a non-GAAP financial measure.

We believe these measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our company’s performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. We strongly encourage you to review all of our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

For information about our financial results as reported in accordance with GAAP, see Item 8 of Part II, “Consolidated Financial Statements and Supplementary Data” in our annual report on Form 10-K for the year ended December 28, 2003. For a quantitative reconciliation of our non-GAAP financial measures to the most comparable GAAP measures, see “Pro Forma Consolidated Statements of Operations” in Exhibit 99.1 included in this current report on Form 8-K.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Items That We Exclude from Pro Forma Net Income

Pro forma net income, which we reconcile to net income (loss), excludes the following items:

•	restructuring and impairments,

•	distributor sales reserves and inventory charges associated with restructuring,

•	costs associated with early retirement of debt,

•	purchased in-process research and development,

•	a gain or loss on the sale of a product line,

•	amortization of acquisition-relate intangibles and

•	the tax effects associated with the above.

Not all of these items are necessarily included in the calculation of net income (loss) each quarter. To understand which of the above items are included in the calculation of net income (loss), and excluded from the calculation of pro forma net income (loss), see the reconciliation data in Exhibit 99.1 included in this current report on Form 8-K.

Pro forma EPS is derived from pro forma net income, using the same measures of outstanding shares as are used to calculate net income (loss) per share in accordance with GAAP.

We use pro forma net income to manage and evaluate our business operations and overall financial performance because it excludes some cash and non-cash items that are either beyond our immediate control or are not characteristic of our underlying business operations for the periods in which they are recorded, or both.

We exclude these items for the following reasons:

•	We believe such charges do not reflect results of our ongoing operations.

•	We believe that, since such charges are not recorded in all periods, excluding them provides better comparability of our results of operations from period-to-period.

•	Pro forma results provide an additional measure that our stockholders and debtholders have requested and expect as a means to project future results of operations.

•	Although, for the reasons given above, our pro forma results may not be directly comparable with those of other companies, we believe they provide an additional point of comparison (particularly when viewed in the context of the reconciling data that we also provide) that investors may use to compare us with other companies in our industry, many of which also provide non-GAAP financial measures or highlight certain charges in their GAAP presentations.

•	For comparison and projection purposes, GAAP measures alone may not provide all information that an investor may wish to consider. For example, amortization of acquisition-related intangibles, included in the GAAP measure, would be higher for a company that has grown through acquisitions than for a company that has grown internally. Excluding and explaining such charges as part of the presentation of the non-GAAP financial measure provides additional information for an investor to use, together with the GAAP measure, in comparing the performance of the two companies.